EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-189394) of Pacific Coast Oil Trust of our report dated March 4, 2016 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, CA

March 4, 2016